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                                    FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934

Date of Report (Date of earliest event reported):  September 20, 1995


Commission file number:                     Commission file number:
1-6828                                      1-7959

STARWOOD LODGING TRUST                      STARWOOD LODGING CORPORATION
(Exact name of registrant as                (Exact name of registrant as
specified in its charter)                   specified in its charter)

Maryland                                    Maryland
(State or other jurisdiction                (State or other jurisdiction
of incorporation or organization)           or incorporation or organization)

52-0901263                                  52-1193298
(I.R.S. employer identification             (I.R.S. employer identification
number)                                     number)

11845 W. Olympic Blvd., Suite 550           11845 W. Olympic Blvd., Suite 560
Los Angeles, California 90064               Los Angeles, California 90064
(Address of principal executive             (Address of principal executive
offices, including zip code)                offices, including zip code)

310-575-3900                                310-575-3900
(Registrant's telephone number,             (Registrant's telephone number,
including area code)                        including area code)


                                 Not applicable
         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

                 On September 20, 1995, Starwood Lodging Trust and Starwood Lodging Corporation announced jointly that they completed a transaction to recapitalize the Doral Inn in New York, New York.

                 A copy of the press release is filed as an exhibit to this Form 8-K.


Item 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
            EXHIBITS

       (a) FINANCIAL STATEMENT OF BUSINESS ACQUIRED. The historical financial statements required to be provided in this Form 8-K will be filed under cover of Form 8-K/A not later than 60 days after this Form 8-K must be filed.

       (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required to be provided in this Form 8-K will be filed under cover of Form 8-K/A not later than 60 days after this Form 8-K must be filed.


         Exhibits.

         22       Form of press release dated September 20, 1995.
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                                  SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



HOTEL INVESTORS TRUST                        HOTEL INVESTORS CORPORATION




By: /s/ RONALD C. BROWN                      By: /s/ KENNETH J. BIEHL
-----------------------------                --------------------------------
    Ronald C. Brown                              Kenneth J. Biehl
    Vice President and                           Vice President and
    Chief Financial Officer                      Principal Accounting Officer




Date:  October 9, 1995




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                                 EXHIBIT INDEX


         Exhibit                                                                     Sequentially
         Number                    Description of Exhibit                            Numbered Page
        --------                   ----------------------                            -------------
           22             Form of press release dated September 20, 1995.



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                     [STARWOOD LODGING TRUST LETTERHEAD]


FOR IMMEDIATE RELEASE

CONTACTS: Starwood Lodging Trust
            Jeffrey C. Lapin
            President and Chief Operating Officer
            (310) 575-3900

            Silverman Heller Associates
            Eugene G. Heller
            (310) 208-2550


                    STARWOOD LODGING ACQUIRES INTERESTS IN
                    THE 652-ROOM DORAL INN, NEW YORK CITY

      LOS ANGELES, California (September 20, 1995) -- Starwood Lodging Trust (the "Trust"), a real estate investment trust, and Starwood Lodging
Corporation (the "Corporation"), a hotel management and operating company, whose shares are paired and trade together on the New York Stock Exchange (NYSE:HOT), today announced that they have completed a transaction with Carol Management Corporation ("CMC"), parent company of Doral Hotels and Resorts, and the secured lenders of the 652-room Doral Inn in New York, New York, to recapitalize and reposition the property. The Trust acquired the debt and land for approximately $43 million, and an affiliate of CMC will lease the hotel to the Corporation pursuant to a long-term lease. The Doral Inn is located on Lexington Avenue in midtown Manhattan and comprises the entire block front along Lexington Avenue from 49th Street to 50th Strret. In addition to 79 suites at the Doral Inn, there are 11,000 square feet of function space, a 3,200 square-foot fitness center, approximately 10,000 square feet of retail space fronting Lexington Avenue and a 5,000 square-foot garage with direct access onto 49th Street.

      The total consideration represents an investment of approximately $67,000 per room, and Starwood Lodging has budgeted approximately $18 million to renovate and reposition the property in the marketplace, which would provide the REIT with a total investment of less than $100,000 per room.

      Barry S. Sternlicht, Chairman and Chief Executive Officer of the Trust, said, "We are very pleased to finalize this transaction, and are excited about being in the New York City market. We are evaluating various themes to reposition the hotel, and believe that the Doral Inn represents the type of growth opportunity that we believe will distinguish Starwood Lodging from other hotel REITs."






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      The Trust, which conducts all of its business as the general partner of
SLT Realty Limited Partnership, is the only hotel REIT whose shares are paired with those of a hotel operating company, Starwood Lodging Corporation. Including the Doral Inn, the Trust owns equity and mortgage interests in 48 hotels with approximately 10,050 rooms located in 21 states, including two hotel/casinos located in Las Vegas. The equity portfolio includes 17 franchise locations, such as Embassy Suites, Marriott, Sheraton, Radisson, Holiday Inn, Ramada Inn and Best Western, as well as 13 independent properties.

      The Corporation, which conducts substantially all of its business as managing general partner of SLC Operating Limited Partnership Leases properties from the Trust and operates them directly or through third-party management companies.

      Doral Hotels and Resorts own, manage and/or franchise 15 hotels and resorts throughout the United States.